Exhibit 99.2

PRESS RELEASE

SMARTKEM, INC. ANNOUNCES 1-for-35 REVERSE STOCK SPLIT -- CORRECTION

MANCHESTER, England, Sept. 19, 2023 -- SmartKem, Inc. ("SmartKem" or the "Company") (OTCQB: SMTK), a company seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that will drive the next generation of displays, has announced that after further discussion with FINRA, the previously announced one-for-thirty-five (1:35) reverse stock split of the Company’s issued and outstanding Common Stock is expected to be effected on September 21, 2023 rather than September 20, 2023, as earlier announced.

The Company's common stock is expected to begin trading on a post-split basis at the market open at 9:30 a.m. on September 21, 2023, under the Company's existing trading symbol "SMTK". The CUSIP number for the common stock following the reverse stock split will be 83193D203.

SmartKem’s OTCQB information can be found on the OTC Markets website: www.otcmarkets.com/stock/SMTK/overview

About SmartKem

SmartKem is seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that can drive the next generation of displays. SmartKem’s unique and patented TRUFLEX® semiconductor and dielectric inks, or liquid electronic polymers, are used to make a new type of transistor that has the potential to revolutionize the display industry. SmartKem’s inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing models. The company’s electronic polymer platform can be used in a number of display technologies including microLED, miniLED and AMOLED displays for next generation televisions, laptops, augmented reality (AR) and virtual reality (VR) headsets, smartwatches and smartphones.

SmartKem develops its materials at its research and development facility in Manchester, UK, its semiconductor manufacturing processes at the Centre for Process Innovation (CPI) at Sedgefield, UK and retains a field application office in Taiwan. The company has an extensive IP portfolio including 125 granted patents across 19 patent families and 40 codified trade secrets. For more information, visit: www.smartkem.com and follow us on LinkedIn and Twitter @SmartKemTRUFLEX.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the SmartKem’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on SmartKem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Contact Details:

Barbra Keck, Chief Financial Officer, SmartKem

b.keck@smartkem.com

Selena Kirkwood, Head of Communications, SmartKem

s.kirkwood@smartkem.com

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Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com